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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-_____) and related Prospectus of Arthur
J. Gallagher & Co. and subsidiaries for the registration of 5,940,329 shares of its common stock and to the incorporation by reference therein of our reports dated January 23, 2002, with respect to the consolidated financial statements and schedule of Arthur J. Gallagher & Co. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.



                                                    /S/ ERNST & YOUNG LLP
                                                  ------------------------------
                                                       Ernst & Young LLP


Chicago, Illinois
March 25, 2002